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                                                                   EXHIBIT 10.15

                             EMPLOYMENT AGREEMENT
                             --------------------

          AGREEMENT, dated as of November 11, 1998, by and between Marvel Enterprises, Inc. (the "Company") and Eric Ellenbogen (the "Executive").

          1.  Employment Term.  The Company hereby agrees to employ the
              ---------------
Executive, and the Executive hereby agrees to enter the employ of the Company, on the terms and conditions set forth herein, commencing on December 7, 1998 (the "Effective Date") and terminating on December 7, 2001 (the "Scheduled Termination Date"), unless terminated earlier in accordance with Section 4 below (the "Employment Term"). The Scheduled Termination Date shall be automatically postponed for one year, and the Employment Term shall be automatically extended by one year, unless either party hereto provides the other party with written notice, not later than the second anniversary of the Effective Date, of its election not to permit the Employment Term to be so extended, and the Scheduled Termination Date shall thereafter be automatically postponed for one additional year and the Employment Term shall thereafter be automatically extended by one additional year, on each subsequent anniversary of the Effective Date, unless either party provides the other party with written notice, not later than sixty
(60) days prior to such subsequent anniversary of the Effective Date, of its election not to permit the Employment Term to be so extended.

          2.  Title/Duties/Authority.
              ----------------------

             (a) During the Employment Term, the Executive shall be employed as President and Chief Executive Officer of the Company. The Executive shall be subject to the direction and control of, and shall report directly to, the Board of Directors of the Company (the "Board"), shall be the most senior person performing executive responsibilities and possessing executive authority with respect to the operation and management of the business of the Company and its subsidiaries, and all other employees of the Company shall report, directly or indirectly, to the Executive. The Executive shall recommend for the approval of the Compensation Committee of the Board the levels of base pay, bonus and long-term incentive awards for employees of the Company whose annual compensation exceeds $150,000 and executive officers of the Company and shall consult with the Compensation Committee of the Board concerning hiring and termination of all such employees and executive officers of the Company. During the Employment Term, the Executive shall actively participate in all determinations concerning acquisitions, dispositions and other major transactions engaged in by the Company or its subsidiaries. During the Employment Term the Executive shall serve on the Board. The Executive's place of employment shall be in New York City, subject to required travel on Company business.

             (b) During the Employment Term, and excluding any periods of vacation, holiday and sick leave to which the Executive is entitled, the Executive agrees to devote his full business time to the business and affairs of the Company and to use the Executive's best efforts to perform faithfully and efficiently such responsibilities, provided that during the first thirty (30)
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days of the Employment Term, the Executive shall be permitted to devote reasonable business time and attention to matters relating to his prior employment with Golden Books Family Entertainment, Inc. During the Employment Term, it shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees and (b) deliver lectures, fulfill speaking engagements or teach at educational institutions, so long as such activities do not interfere with the Executive's primary duties and responsibilities as an employee of the Company in accordance with this Agreement.

          3.  Compensation and Benefits.
              -------------------------

             (a)  Base Salary.  During the Employment Term, the Executive shall
                  -----------
receive an annual base salary ("Annual Base Salary") equal to $750,000. During the Employment Term, the Executive's Annual Base Salary shall be reviewed not less frequently than annually and may be adjusted upward, but not downward, at the discretion of the Board.

             (b)  Annual Bonus.  In addition to Annual Base Salary, the
                  ------------
Executive shall be eligible to earn, for each fiscal year ending during the Employment Term commencing with the 1999 fiscal year, an annual bonus (the "Annual Bonus") based on the attainment of performance goals (the "Bonus Performance Goals") that meet the requirements of Treasury Regulation (S)1.162-27(e)(2)(i) and (ii) under the Internal Revenue Code of 1986, as amended (the "Code"). The target Annual Bonus shall be equal to the greater of (i) 60% or
(ii) the highest target level of annual bonus award provided by the Company to any other executive officer of the Company, of the Executive's Annual Base Salary, and shall be reasonably scaled upwards and downwards in case of performance above or below the Bonus Performance Goals in compliance with
Section 162(m) of the Code. One-half of each Annual Bonus shall be paid in cash and one-half of each Annual Bonus shall be paid in common stock of the Company, par value $0.1 per share ("Stock"), valued at the average of the average daily high and low sale prices (or of the closing bid and asked price if high and low sale prices are not published) for such stock as quoted on the principal securities exchange on which such stock is listed for trading for the twenty trading days ending on the last day of the fiscal year for which the Annual Bonus is awarded. Each Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

             (c)  Stock Options.  (i) The Executive will be granted, as of the
                  -------------
Effective Date, a stock option (the "Option") to purchase 960,000 shares of Stock under the Company's 1998 Stock Incentive Plan, substantially in the form separately delivered to the Executive by the Company at the time of the execution and delivery of this Agreement by the Company and the Executive (the "1998 Stock Incentive Plan"). The Company represents to the Executive that the 1998 Stock Incentive Plan has been approved by the Board. The Company agrees that it will solicit the approval of the 1998 Stock Incentive Plan by vote or written consent of the stockholders of the Company no later than the next annual meeting of the stockholders of the Company. The Company will promptly take all actions necessary to list the shares available to be issued pursuant to the 1998 Stock Incentive Plan with the New York Stock Exchange ("NYSE Listing"). The exercise of the Option will be subject to approval by the stockholders of the Company ("Stockholder Approval") and NYSE

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Listing. The exercise price with respect to each share of Stock subject to the
Option will be $6.125. Except as provided in Section 5 of this Agreement, the Option will have a term of ten years and, subject to Stockholder Approval and NYSE Listing , will become exercisable as to one-quarter of the shares of Stock subject thereto on each of (A) the Effective Date and (B) each of the first, second and third anniversaries of the Effective Date, provided that the Option shall become immediately exercisable in full upon the occurrence of a Third Party Change in Control (as hereinafter defined) of the Company. The Company agrees that while the Option is outstanding, it will take all reasonable actions to assure that the conditions in Sections 17.2 and 17.4 of the 1998 Stock Incentive Plan do not prevent the exercise of the Option or the delivery of the shares of Stock issuable upon exercise of the Option.

     (ii) Notwithstanding Section 3(c)(i) of this Agreement, no portion of the Option shall become exercisable after the Effective Date and prior to the earlier of the second anniversary of the Effective Date or the occurrence of a Third Party Change in Control (as defined below), if the effect would be to cause an adjustment in the exercise price of the Company's Class B Warrants to purchase shares of the Company's 8% Cumulative, Convertible, Exchangeable Preferred Stock. Any portion of the Option which would have become exercisable but for this Section 3(c)(ii) shall become exercisable immediately on the earlier of (A) the second anniversary of the Effective Date, (B) the expiration of all of the Company's Class B Warrants to purchase shares of the Company's 8% Cumulative, Convertible, Exchangeable Preferred Stock, and (C) the occurrence of a Third Party Change in Control. The Company agrees to notify the Executive promptly after any portion of the Option which would have become exercisable but for this Section 3(c)(ii) becomes exercisable.

     (iii) To the extent reasonably practicable, the Company will maintain in effect a registration statement on Form S-8 (or such other successor form as may be applicable) with respect to the offer and sale of shares to the Executive pursuant to the Option.



     (iv) The Option will be governed by the terms and conditions of the 1998 Stock Incentive Plan and the Stock Option Agreement thereunder (the "Stock Option Agreement") substantially in the form separately delivered to the Executive by the Company at the time of the execution and delivery of this Agreement by the Company and the Executive.

          (d)  Savings and Retirement Plans.  During the Employment Term, the
               ----------------------------
Executive shall be eligible to participate in all savings and retirement plans, practices, policies and programs, if any, that are applicable generally to other senior executives of the Company and its subsidiaries.

          (e)  Welfare Benefit Plans.  During the Employment Term, the Executive
               ---------------------
and his family shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its subsidiaries (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life,

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group life, accidental death and travel accident insurance plans and programs, if any) that are applicable generally to other senior executives of the Company and its subsidiaries.

          (f)  Expenses.  The Company shall pay or reimburse the Executive for
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all reasonable expenses actually incurred or paid by the Executive during the
Employment Term in the performance of the Executive's services under this Agreement, in accordance with the Company's expense reimbursement policies applicable to its most senior executive officers but in no event less frequently than bi-weekly upon presentation of expense statements or vouchers or such other supporting information as the Company customarily may require of such officers.

          (g)  Legal Fees.  The Company shall reimburse the Executive for the
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reasonable cost of preparation and review of this Employment Agreement.

          (h)  Vacation and Holidays.  During the Employment Term, the Executive
               ---------------------
shall be entitled to four weeks of paid vacation per year to be taken in accordance with the vacation policy of the Company and shall also be entitled to all other paid holidays given to employees of the Company. At the conclusion of each calendar year, unused vacation days, if any, shall be forfeited.

       4.  Termination of Employment.
           -------------------------

          (a)  Cause.  The Company may terminate the Executive's employment
               -----
during the Employment Term for Cause. For purposes of this Agreement, "Cause" shall mean: (i) the conviction of, or pleading guilty to, a felony or crime involving moral turpitude; or (ii) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates after a written demand for substantial performance is delivered to the Executive by the Board, which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties or covenants under this Agreement or the Executive's willful and material violation of Section 8(a) of this Agreement; or
(iii) any willful act of the Executive involving fraud, theft, misappropria tion of funds or embezzlement affecting the Company or any of its affiliates or any other willful misconduct which has, or could reasonably be expected to have, a material adverse effect on the Company or any of its affiliates or (iv) a disability that prohibits the Executive from substantially meeting his responsibilities as a senior executive of the Company on a full-time basis for 90 out of 120 consecutive business days ("Disability").

          For purposes of this provision, no act or failure to act, on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, by the Executive based upon authority given to the Executive pursuant to a resolution duly adopted by the Board or based upon the advice of regular outside counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. Termination of the Executive's employment for Cause shall be effective upon receipt of notice pursuant to

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Section 4(e). For purposes of this provision, termination of the Executive's employment on account of the Disability of the Executive shall be by written notice to the Executive, effective 30 days after receipt thereof by the Executive, provided that, within 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties.

           (b)(1)  Good Reason.  The Executive's employment may be terminated by
                  -----------
the Executive at any time during the Employment Term for Good Reason. For purposes of this Agreement, "Good Reason" shall mean in each case, without the Executive's prior written consent specifically referencing this Section 4(b)(1):

          (i) the assignment to the Executive of duties inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by
     Section 2 of this Agreement, or any other action by the Company which diminishes, in more than an immaterial manner, such position, authority, duties or responsibilities;

          (ii) failure by the Company to comply with any of the compensation and benefits provisions of Section 3 of this Agreement;

          (iii) failure by the Company to comply with any material covenant or agreement contained in this Agreement;

          (iv) the Company's requiring the Executive to be based at any office or location outside New York City;

          (v) failure of the Company to obtain Stockholder Approval or NYSE Listing prior to June 30, 1999;

          (vi)  the occurrence of a Third Party Change in Control.

          (vii) the occurrence of a Perlmutter/Arad Change in Control.

          To assert that an event described in clauses (i), (ii) or (iii) constitutes Good Reason, within 60 days of the date the Executive obtains actual knowledge of that event, the Executive must have given notice to the Company stating that Good Reason exists and identifying in reasonable detail the event or events which the Executive believes constitute Good Reason. To terminate his employment with the Company for Good Reason, after providing the notice described in the preceding sentence, the Executive must thereafter notify the Company within 120 days of obtaining knowledge of the occurrence of the event constituting Good Reason that he desires to terminate his employment with the Company for Good Reason as a result of such event. In the case of an event described in clauses (i), (ii) or (iii) above, the effective date of the Executive's termination of employment shall be at least 20 but no more than 30 days after the receipt by the Company of the Executive's notice of his desire to terminate and, if such event did not result from a bad faith action or omission by the Company, the Company shall have an opportunity to cure prior to the effective date of the Executive's termination. In the case of an

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event described in clause (iv), (v), (vi) or (vii), the effective date of the
Executive's termination of employment shall be the date set forth in such notice.

          (2)  Definition of Third Party Change in Control.  For purposes of
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this Agreement, a Third Party Change in Control shall be deemed to have occurred if (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than an Excluded Person or Excluded Group (as defined below) (hereinafter, a "Third Party"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing thirty-three and one-third (33%) or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company, (ii) the Company is a party to any merger, consolidation or similar transaction as a result of which the shareholders of the Company immediately prior to such transaction beneficially own securities of the surviving entity representing less than fifty percent
(50%) of the combined voting power of the surviving entity's outstanding securities entitled to vote in the election of directors of the surviving entity or (iii) all or substantially all of the assets of the Company are acquired by a Third Party. "Excluded Group" means a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that (i) includes one or more Excluded Persons; provided that the voting power of the voting stock of the Company "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such Excluded Persons (without attribution to such Excluded Persons of the ownership by other members of the "group") represents a majority of the voting power of the voting stock "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such group or (ii) exists solely by virtue of the fact that the members of such group are parties to the Stockholders' Agreement, dated as of October 1, 1998, by and among the Company, Isaac Perlmutter, Avi Arad, Mark Dickstein, The Chase Manhattan Bank, Morgan Stanley & Co. Incorporated, Whippoorwill Associates Incorporated and various other stockholders of the Company (the "Stockholders Agreement"). "Excluded Person" means (i) while the Stockholders Agreement is in effect in substantially its current form, any person or entity who or which is a party to the Stockholders Agreement as of the Effective Date and any affiliate of such a party to the Stockholders Agreement who becomes a party to the Stockholders Agreement, and (ii) Isaac Perlmutter and Avi Arad or any of their affiliates.

          (3)  Definition of Perlmutter/Arad Change in Control.  For purposes of
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this Agreement, a Perlmutter/Arad Change in Control shall be deemed to have occurred if, at any time, a majority of the members of the Board shall be individuals nominated for election as members of the Board, directly or indirectly, by either or both of Isaac Perlmutter or Avi Arad or any of their affiliates.

          (c)  Death.  The Executive's employment shall terminate automatically
               -----
upon the Executive's death during the Employment Term.

          (d)  Without Cause; Voluntary Resignation.  At any time during the
               ------------------------------------
Employment Term, the Company may terminate the Executive's employment without Cause and

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the Executive may terminate his employment without Good Reason, by written notice to the other party, effective on the date specified in such notice, which shall not be more than 30 days after the receipt of notice.

          (e)  Notice of Termination.  Any termination of the employment of the
               ---------------------
Executive (other than by reason of death) shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

          (f)  Date of Termination.  "Date of Termination" means the effective
               -------------------
date of the termination of the Executive's employment.

        5.  Obligations of the Company Upon Termination.
            -------------------------------------------

          (a)  Good Reason; Other Than for Cause; Expiration of Employment Term.
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If during the Employment Term the Company shall terminate the Executive's employment without Cause or the Executive shall terminate his employment for Good Reason, or if the employment of the Executive with the Company shall terminate upon the Scheduled Termination Date:

                    (i) the Company shall pay to the Executive the aggregate of the following amounts:

                         (A) the sum of (1) the Executive's Annual Base Salary
                    through the Date of Termination, (2) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon which the Company has agreed in writing to pay in connection with that deferral),
                    (3) any accrued vacation pay and (4) any Annual Bonus for the fiscal year of the Company terminating prior to the Date of Termination, in each case to the extent not theretofore paid and (5) a pro rata portion (based on time) of the Annual Bonus for the current fiscal year. The amounts described in (1) through (4) above are referred to as the "Accrued Obligations" and the amount referred to in (5) above is referred to as the "Pro Rata Bonus." All Accrued Obligations shall be paid in

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                    a lump sum in cash within 30 days of the Date of
                    Termination. Any Pro Rata Bonus shall be paid as provided in
                    Section 5(e); and

                         (B) except with respect to a termination to which
                    clause (D) below applies, if such termination shall occur
                    (x) prior to, and other than in contemplation of, the occurrence of a Third Party Change in Control, (y) on or after the occurrence of a Third Party Change in Control if either party hereto has provided the other with written notice of its election not to extend the Employment Term in accordance with Section 1 of this Agreement and that notice was given by the Company prior to the Third Party Change in Control and that notice was not given by the Company in contemplation of the Third Party Change in Control or (z) in contemplation of a Third Party Change in Control if either party hereto has provided the other with written notice of its election not to extend the Employment Term in accordance with Section 1 of this Agreement and that notice was not given by the Company in contemplation of a Third Party Change in Control, an amount equal to the product of (I) the greater of (x) two (2) and (y) the number of years (including portions of a year based on the number of full months remaining in the year) from the Date of Termination through the Scheduled Termination Date (as adjusted pursuant to Section 1 hereof through the Date of Termination) and
                    (II) the sum of (1) the highest Annual Base Salary in effect during the Employment Term and (2) the average of the two most recent Annual Bonuses paid (treating any Annual Bonus which is not paid as a result of the Executive's failure to attain performance goals as having been paid in an amount equal to zero) to the Executive during the Employment Term (or if only one Annual Bonus has been paid, the amount of such Annual Bonus, and if no Annual Bonuses have been paid (other than as a result of the Executive's failure to attain performance goals) , sixty percent (60%) of such highest Annual Base Salary) (such sum hereinafter referred to as the "Base Compensation"), half of which shall be paid in a lump sum within 30 days after the Date of Termination, and half of which shall be paid in equal installments on the Company's regular salary payment dates through the second anniversary of the Date of Termination; and

                         (C) except with respect to a termination to which
                    clause (D) below applies, if such termination shall occur upon or following the occurrence of a Third Party Change in Control or in contemplation of a Third Party Change in Control, in either event when neither party hereto has provided the other with written

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

                    notice of its election not to extend the Employment Term in accordance with Section 1 of this Agreement (other than a notice given by the Company after or in contemplation of a Third Party Change in Control), an amount equal to three (3) times the sum of (1) highest Annual Base Salary in effect during the Employment Term and (2) half the average of the two most recent Annual Bonuses paid (treating any Annual Bonus which is not paid as a result of the Executive's failure to attain performance goals as having been paid in an amount equal to zero) to the Executive during the Employment (or if only one Annual Bonus has been paid, half the amount of such Annual Bonus, and if no Annual Bonuses have been paid (other than as a result of the Executive's failure to attain performance goals), thirty percent (30%) of such highest Annual Base Salary) , to be paid in a lump sum within 30 days after the Date of Termination.

                         (D) if such termination shall be pursuant to Section 4(b)(l)(v) hereof, an amount equal to five (5) times the Base Compensation

                    (ii) through the later of the Scheduled Termination Date or the two-year anniversary of the Date of Termination, the Company shall continue benefits to the Executive and his family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(e) of this Agreement if the Executive's employment had not been terminated, provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the corresponding medical and other welfare benefits described herein shall be terminated. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the later of the Scheduled Termination Date or the two-year anniversary of the Date of Termination and to have retired on the last day of such period;

                    (iii) if such termination is not pursuant to Section 4(b)(1)(v) hereof, the Option shall become immediately exercisable in full subject, in the case of termination in the circumstances described in Section 5(a)(i)(B) hereof, to Sections 3(c)(i) and (ii) hereof. If the termination is not pursuant to Section 4(b)(1)(v) hereof, to the extent that the Option does not become immediately exercisable in full as a result of Section 3(c)(i) or (ii) hereof, it shall become exercisable in full as soon as permitted by those sections despite the termination of employment of the Executive, or at the Executive's election, the termination shall be deemed to be a termination described in Section 4(b)(1)(v) hereof and the Option shall be canceled. In the former case, the Option shall remain exercisable until the later of the second anniversary of the Date of Termination or the third anniversary of the Effective Date or, if the Option does not become immediately exercisable in full as a result of Section 3(c)(i) or (ii), the later of the second anniversary of the date on which it becomes exercisable or the third anniversary of the Effective Date;

                    (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided to the Executive or which the Executive is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies, to the extent payment of any such amounts or benefits are not already provided for under this Agreement (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

The Executive shall have no duty or obligation to mitigate the amounts or benefits required to be provided pursuant to this Section 5(a), nor shall any such amounts or benefits be reduced or offset by any other amounts to which Executive may become entitled; provided, that (x) if the Executive becomes
                               --------  ----
employed by a new employer or self-employed prior to the later of the Scheduled Termination Date (as adjusted pursuant to Section 1 hereof through the Date of Termination) or the second anniversary of the Date of Termination, up to one-half of the amount payable to the Executive pursuant to Section 5(a)(i)(B) shall be reduced by an amount equal to the amount earned from such employment with respect to the period through such later date (and the Executive shall be required to return to the Company, without interest, any amount by which such payments pursuant to Section 5(a)(i)(B) exceed the amount to which the Executive is entitled after giving effect to that reduction) and (y) the benefits provided for in clause (ii) shall be offset to the extent specifically provided therein. As a condition to the Executive receiving the payments under Section 5(a)(i)(B), the Executive agrees to permit verification of his employment records and Federal income tax returns by an independent attorney or accountant, selected by the Company but reasonably acceptable to the Executive, who agrees to preserve the confidentiality of the information disclosed by the Executive except to the extent required to permit the Company to verify the amount received by Executive from other active employment.

          (b)  Death; Disability.  If the Executive's employment is terminated
               -----------------
by reason of the Executive's death or Disability during the Employment Term, the Option shall become immediately exercisable in full, unless not permitted to become exercisable by Section 3(c)(i) or (ii) in which case it shall become immediately exercisable in full as soon as permitted by those sections despite the termination of employment of by the Executive. The Option shall remain exercisable until the later of the second anniversary of the Date of Termination or the third anniversary of the Effective Date or, if the Option does not become immediately exercisable in full as a result of Section 3(c)(i) or (ii), the later of the second anniversary of the date on which it becomes exercisable or the third anniversary of the Effective Date. The Company shall pay the Accrued Obligations and make timely payment or provision of Other Benefits, and the

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

Executive shall not be entitled to any further or additional compensation pursuant to this Agreement. Accrued Obligations shall be paid to the Executive, his estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. The Company shall also pay the Pro Rata Bonus, if any, as provided in Section 5(e).

          (c)  Cause; Other Than for Good Reason.  If, during the Employment
               ---------------------------------
Term, the Executive's employment shall be terminated by the Company for Cause or by the Executive without Good Reason, (i) to the extent that the Option is exercisable and has been exercisable for more than one year at the Date of Termination, it shall remain exercisable until the later of the second anniversary of the Date of Termination or the third anniversary of the Effective Date, (ii) to the extent that the Option is exercisable and has been exercisable for one year or less at the Date of Termination, it shall remain exercisable until the ninetieth day after the Date of Termination, (iii) to the extent that the Option is not but would have been exercisable for more than one year at the Date of Termination but for Section 3(c)(i) or (ii), it shall become exercisable as soon as permitted by those sections despite the termination of employment of the Executive and shall remain exercisable until the later of the second anniversary of the date it becomes exercisable or the third anniversary of the Effective Date, (iv) to the extent that the Option is not but would have been exercisable for one year or less at the Date of Termination but for Section 3(c)(i) or (ii), it shall become exercisable as soon as permitted by those sections despite the termination of employment of by the Executive and shall remain exercisable until the ninetieth day after the date it becomes exercisable, (v) except to the extent specified in Section 5(c)(i), (ii), (iii) or (iv) the Option shall terminate on the Date of Termination, (vi) the Company shall pay the Accrued Obligations and make timely payment or provision of Other Benefits, and (vii) the Executive shall not be entitled to any further or additional compensation pursuant to this Agreement. All Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. Subject to Section 7 hereof, if the Executive's employment is terminated for Cause, nothing in this Agreement shall prevent the Company from pursuing any available remedies against the Executive.

          (d)  Golden Parachute Excise Tax. (i)  If any payment or benefit
               ---------------------------
(within the meaning of Section 280G(b)(2) of the Code), to the Executive or for the Executive's benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, the Executive's employment with the Company or a change in ownership or effective control of the Company or of a substantial portion of its assets (a "Parachute Payment" or "Parachute Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown due on the Executive's return, imposed with respect to such taxes and the Excise Tax), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Parachute Payments.

          (ii) An initial determination as to whether a Gross-Up Payment is required pursuant to this Agreement and the amount of such Gross-Up Payment shall be made at the Company's expense by the Company's regular outside auditors (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Executive within ten days of the Termination Date if applicable, or promptly upon request by the Company or by the Executive (provided the Executive reasonably believes that any of the Parachute Payments may be subject to the Excise Tax) and if the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to a Parachute Payment or Parachute Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Parachute Payment or Parachute Payments. Within ten days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination (the "Dispute"). The Gross-Up Payment, if any, as determined pursuant to this Section 5(d)(ii) shall be paid by the Company to the Executive within ten days of the receipt of the Accounting Firm's determination notwithstanding the existence of any Dispute. If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Executive subject to the application of Section 5(d)(iii) below. The Company and the Executive shall resolve any Dispute in accordance with the terms of this Agreement.

          (iii) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, the parties acknowledge that it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Excess Payment") or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an "Underpayment"). An Underpayment shall be deemed to have occurred (i) upon notice (formal or informal) to the Executive from any governmental taxing authority that the Executive's tax liability (whether in respect of the Executive's current taxable year or in respect of any prior taxable year) may be increased by reason of the imposition of the Excise Tax on a Parachute Payment or Parachute Payments with respect to which the Company has failed to make a sufficient Gross-Up Payment,
(ii) upon a determination by a court, (iii) by reason of determination by the Company (which shall include the position taken by the Company, together with its consolidated group, on its federal income tax return) or (iv) upon the resolution of the Dispute to the Executive's satisfaction. If an Underpayment occurs, the Executive shall promptly notify the Company and the Company shall promptly, but in any event, at least five days prior to the date on which the applicable government taxing authority has requested payment, pay to the Executive an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties (other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown due on the Executive's return) imposed on the Underpayment. An Excess Payment shall be deemed to have occurred upon a "Final Determination" (as hereinafter defined) that the Excise Tax shall not be imposed upon a Parachute Payment or Parachute Payments (or portion thereof) with respect to which the Executive had previously received a Gross-Up Payment. A "Final Determination" shall be deemed to have occurred when the Executive has received from the applicable government taxing authority a refund of taxes or other reduction in the Executive's tax liability by reason of the Excise Payment and upon either (x) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds the Executive and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired or
(y) the statute of limitations with respect to the Executive's applicable tax return has expired. If an Excess Payment is determined to have been made, the amount of the Excess Payment shall be treated as a loan by the Company to the Executive and the Executive shall pay to the Company on demand (but not less than 10 days after the determination of such Excess Payment and written notice has been delivered to the Executive) the amount of the Excess Payment plus interest at an annual rate equal to the Applicable Federal Rate provided for in
Section 1274(d) of the Code from the date the Gross-Up Payment (to which the Excess Payment relates) was paid to the Executive until the date of repayment to the Company.

          (iv) Notwithstanding anything contained in this Agreement to the contrary, in the event that, according to the Determination, an Excise Tax will be imposed on any Parachute Payment or Parachute Payments, the Company shall pay to the applicable government taxing authorities as Excise Tax withholding, the amount of the Excise Tax that the Company has actually withheld from the Parachute Payment or Parachute Payments or the Gross Up Payment.

           (e)  Payment of Pro Rata Bonus.  The Pro Rata Bonus to which the
                -------------------------
Executive is entitled, if any, shall be determined by reference to the attainment of the Bonus Performance Goals as of the end of the fiscal year in which termination of employment occurs and shall be paid no later than the end of the third month of the next fiscal year. One-half of Pro Rata Bonus, if any, shall be paid in Stock and one-half in cash as provided in Section 3(b).

          6.  Non-Exclusivity of Rights.  Nothing in this Agreement shall
              -------------------------
prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

          7.  Arbitration; Legal Fees. Except with respect to injunctive relief
              -----------------------
under Section 8 of this Agreement, any dispute or controversy arising out of or relating to this Agreement or the Stock Option Agreement, shall be resolved exclusively by arbitration in New York City by a panel of three arbitrators who have been actively engaged in the practice of law for at least the last ten years in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment on the award may be entered in any court having jurisdiction thereof and the provisions of Sections 3.3(a) and
(d) of the Plan and Section 17 of the Stock Option Agreement shall not apply to any such dispute. The Company shall reimburse the Executive's reasonable costs and expenses incurred in connection with any arbitration proceeding pursuant to this Section 7 or any action for injunctive relief under Section 8 of this Agreement if the Executive is the substantially prevailing party in that proceeding or action.

          8.  Protection of Confidential Information; Non-Solicitation of
              -----------------------------------------------------------
Employees.
---------

           (a) In view of the fact that the Executive's work for the Company will bring the Executive into close contact with many confidential affairs of the Company not readily available to the public, as well as plans for future developments by the Company, the Executive agrees:

          (i) To keep and retain in the strictest confidence all confidential matters of the Company, including, without limitation, "know how", trade secrets, customer lists, pricing policies, operational methods, technical processes, formulae, inventions and research projects, and other business affairs of the Company, learned by the Executive heretofore or hereafter, and not to disclose them to anyone outside of the Company, either during or after the Executive's employment with the Company, except in the course of performing the Executive's duties hereunder or with the Company's express written consent; and

          (ii) To deliver promptly to the Company on termination of the Executive's employment by the Company, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the Company's business and all property associated therewith, which the Executive may then possess or have under the Executive's control.

          (b) For a period of one year after he ceases to be employed by the Company under this Agreement or otherwise, the Executive, shall not directly or indirectly, employ or seek to employ any person who is at the Date of Termination, or was at any time within the six-month period preceding the Date of Termination, an employee of the Company or any of its subsidiaries or affiliates or otherwise cause or induce or seek to cause or induce any employee of the Company or any of its subsidiaries or affiliates to terminate such employee's employment with the Company or such subsidiary or affiliate for the employment of another company (included for this purpose the contracting with any person who was an independent contractor of the Company during such period).

          (c) If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of Section 8(a) or (b) hereof, the Company shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

          (d) If any of the covenants contained in Section 8(a) or (b) hereof, or any part thereof, hereafter are construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

          (e) If any of the covenants contained in Section 8(a) or (b) hereof, or any part thereof, are held to be unenforceable because of the duration of such provision or the area covered thereby, the parties hereto agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provision shall then be enforceable.

        9.  Successors.
            ----------

          (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, but shall not be assignable by the Company (other than to an entity which at the time of assignment is a wholly-owned direct or indirect subsidiary of the Company) without the prior written consent of the Executive.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

       10.  Insurance and Indemnification.  To the fullest extent permitted
            -----------------------------
by applicable law, the Executive shall be indemnified and held harmless for any action or failure to act in his capacity as a director, officer or employee of the Company. In furtherance of the foregoing and not by way of limitation, if Executive is a party or is threatened to be made a party to any suit because he is a director, officer or employee of the Company, he shall be indemnified against expenses, including reasonable attorney's fees, judgments, fines and amounts paid in settlement if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification under this Section 10 shall be in addition to any other indemnification by the Company of its officers and directors. Expenses incurred by Executive in defending an action, suit or proceeding for which he claims the right to be indemnified pursuant to this
Section 10 shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of Executive to repay such amount in the event that it shall ultimately be determined that he is not entitled to indemnification by the Company. Such undertaking shall be accepted without reference to the financial ability of Executive to make repayment. In addition, the Company shall use its best efforts to obtain and maintain a directors' and officers' liability insurance policy at a reasonable cost providing insurance coverage for its directors and officers generally with respect to claims made against its officers and directors and the Executive will be entitled to the protection of any such liability insurance policy which the Company maintains. The obligations of this Section 10 shall survive the termination of the Employment Term and shall apply notwithstanding any provision to the contrary in Section 5 herein.

          11.  Miscellaneous.
               -------------

           (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. This Agreement constitutes the entire understanding of the parties hereto with respect to the employment of the Executive by the Company, and supersedes any and all prior understandings, agreements or commitments related thereto.

           (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:
          -------------------

          Mr. Eric Ellenbogen
          1 W. 72nd Street
          New York, New York

          With a copy to:
          --------------

          Arthur H. Kohn
          Cleary, Gottlieb, Steen & Hamilton
          One Liberty Plaza
          New York, New York  10006

          If to the Company:
          -----------------

          Marvel Enterprises, Inc.
          685 Third Avenue
          New York, New York 10017
          Attention:  Board of Directors

            With a copy to:
            --------------

            John Turitzin
            Battle Fowler LLP
            75 East 55th Street
            New York, New York 10022

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.



                    ERIC ELLENBOGEN

                    /s/ Eric Ellenbogen
                    ---------------------------------------------------------


                    MARVEL ENTERPRISES, INC.



                    By: /s/ Morton E. Handel
                       ------------------------------------------------------
                       Name:  Morton E. Handel
                       Title: Chairman of the Board